Exhibit 4(b)(xiii)

MERRILL LYNCH & CO., INC.

TO

JPMORGAN CHASE BANK,

as Trustee

SEVENTEENTH SUPPLEMENTAL INDENTURE

Dated as of October 14, 2004

Amending a series of Securities designated

Merrill Lynch & Co., Inc.

Global Currency Basket Notes

due November 4, 2004

Supplement to Indenture

Dated as of April 1, 1983,

as Amended and Restated

Seventeenth Supplemental Indenture, dated as of October 14, 2004 (the “Supplemental Indenture”), by and between Merrill Lynch & Co., Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at 4 World Financial Center, New York, New York 10080 (the “Company”), and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York and having its Corporate Trust Office at 4 New York Plaza, 15th Floor, New York, New York 10004, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of April 1, 1983 and restated as of April 1, 1987 (as amended and supplemented to the date hereof, the “Principal Indenture”), to the Trustee to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (the “Securities”), unlimited as to principal amount; and

WHEREAS, the Principal Indenture, as amended by the Trust Indenture Reform Act of 1990, and this Supplemental Indenture are hereinafter collectively referred to as the “Indenture”; and

WHEREAS, the Company proposes to amend a series of securities issued pursuant to the Principal Indenture designated Merrill Lynch & Co., Inc. Global Currency Basket Notes due November 4, 2004 (the “Notes”); and

WHEREAS, Section 901 of the Principal Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Principal Indenture, in form satisfactory to the Trustee, to make any provisions with respect to matters or questions arising under the Principal Indenture which shall not be inconsistent with the provisions of the Principal Indenture and which shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Article I

AMENDMENT OF CERTAIN PROVISIONS OF THE NOTES

Section 101. Amendment to the Notes. A Holder of Notes may elect to require the Company to purchase, on October 27, 2004 (the “Early Redemption Date”), all or a portion of the principal amount of the Notes held by such Holder for an amount equal to the Redemption Amount of the Notes; such Redemption Amount to be paid on the Early Redemption Date to be the same amount that will be received by Holders who do not elect to have their Notes redeemed early, and who instead receive payment on November 4, 2004, the Stated Maturity of the Notes.

Any Holder making such election must deliver an Official Notice of Election (a “Notice of Election”), the form of which is attached hereto as Exhibit A, to the Trustee, via facsimile or by mail, on any Business Day during the period ranging from October 18, 2004 through October 25, 2004 (the “Redemption Notice Period”), but in no event later than 4:00 p.m. in The City of New York on the last Business Day of the Redemption Notice Period. Any election made by a Holder of the Notes pursuant to such Notice of Election shall be irrevocable. All other terms of the Notes shall remain unchanged.

On the Business Day prior to the Early Redemption Date, the Company shall notify the Trustee of the Redemption Amount to be paid to the Holders who have made an election to have their Notes redeemed early by no later than 11:00 a.m. in The City of New York. The Trustee shall have no liability to any Person and shall be fully protected for any failure to timely make payment on the Notes on such Early Redemption Date to the extent that the Trustee has not been notified of the Redemption Amount to be paid on the Early Redemption Date by such time.

Section 102. Application of Supplemental Indenture. This Supplemental Indenture applies to the series defined herein as the Notes, is only for the benefit of the Holders of the Notes and does not affect any other series issued pursuant to the Principal Indenture.

Article II

MISCELLANEOUS

Section 201. Effect of Supplemental Indenture. The Principal Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Principal Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 202. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or deemed included provision shall control.

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Section 203. Definitions. Capitalized terms used in the Note dated November 4, 2003, relating to the Notes (the “Note”) and this Supplemental Indenture but not defined herein are used as they are defined in the Note. Capitalized terms used in the Principal Indenture and this Supplemental Indenture, but not used in the Note and not defined herein, are used as they are defined in the Principal Indenture.

Section 204. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 205. Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

Section 206. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 207. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 208. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 209. Responsibility for Recitals. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Principal Indenture or this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MERRILL LYNCH & CO., INC.

By:	/s/ RUSSELL L. STEIN
Name: Russell L. Stein
Title: Treasurer

JPMORGAN CHASE BANK, as Trustee

By:	/s/ NATALIE B. PESCE
Name: Natalie B. Pesce
Title: Assistant Vice President

EXHIBIT A

FORM OF NOTICE OF ELECTION

OFFICIAL NOTICE OF ELECTION

Global Currency Basket Notes

due November 4, 2004

Dated:

Merrill Lynch & Co., Inc.

95 Green St.

8th Floor

Jersey City, New Jersey 07302

Fax No.: (201) 671-3672

(Attn: Treasury)

Merrill Lynch Capital Services, Inc.,

as Calculation Agent

MLFC Main

2 King Edward Street (01)

London, EC1A 1HQ

Phone No. +44 20 7995 2780

(Attn: Clive Mawdesley)

JPMorgan Chase Bank

4 New York Plaza

15th Floor

New York, New York 10004

Fax No.: (212) 623-6274

(Attn: Institutional Trust Services)

Dear Sir or Madam:

The undersigned holder of the Global Currency Basket Notes due November 4, 2004 of Merrill Lynch & Co., Inc. (the “Notes”) hereby irrevocably elects to require ML&Co. to purchase the number of Units of the Notes indicated below on October 27, 2004 for an amount equal to the Redemption Amount (as defined in the Notes) of the Notes.

For this election to be made, the parties listed above must receive this completed form via facsimile or by mail as indicated above during the period ranging from October 18, 2004 through October 25, 2004 (the “Redemption Notice Period”), but in no event later than 4:00 p.m. in The City of New York on the last Business Day of the Redemption Notice Period.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Redemption Amount shall be delivered in cash, in accordance with the terms of the Notes.

Very truly yours,

[Name of Holder]

By:
[Title]

[Fax No.]

Number of Units of Notes subject to election.

If you want the amount in cash made out in another person’s name, fill in the form:

(Insert person’s soc. sec. or tax ID no.)

(Print or type person’s name, address and zip code)

Date:

Your Signature:

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Receipt of the above Official

Notice of Holder’s right of election is hereby acknowledged:

MERRILL LYNCH & CO., INC.,

as Issuer

MERRILL LYNCH CAPITAL SERVICES, INC.,

as Calculation Agent

By JPMORGAN CHASE BANK,

as Trustee

By:
Name:
Title:

Date and time of acknowledgment: